SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             MERIX CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined.

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                MERIX CORPORATION

                    Notice of Annual Meeting of Shareholders

                               September 27, 1999


To the Shareholders of Merix Corporation:

     The Annual Meeting of Shareholders of Merix Corporation, an Oregon corporation, will be held on Monday, September 27, 1999 at 9:00 a.m., local time, at the Corporate Offices of the Company, 1521 Poplar Lane, Forest Grove, Oregon 97116, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect seven directors to serve for the ensuing year and until their successors are elected.

     2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     You are respectfully requested to date and sign the enclosed proxy and return it in the postage prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                       By Order of the Board of Directors



                                       Deborah A. Coleman,
                                       Chair and Chief Executive Officer

Forest Grove, Oregon
August 18, 1999

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                MERIX CORPORATION
                                1521 Poplar Lane
                           Forest Grove, Oregon 97116



                                 PROXY STATEMENT


     The enclosed proxy is solicited on behalf of the Board of Directors of Merix Corporation, an Oregon corporation ("Merix" or the "Company"), for use at the annual meeting of shareholders to be held on Monday, September 27, 1999 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. The Company will hold the annual meeting at the Corporate Offices of the Company, 1521 Poplar Lane, Forest Grove, Oregon 97116. The approximate date this proxy statement and accompanying proxy card are first being sent to shareholders is August 18, 1999.

     Merix will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by the use of the mails. Officers and employees of the Company may also solicit proxies by telephone or personal contact. Costs of any solicitation will be borne by the Company. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person, unless so desired. The shares represented by each proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted for the directors and in accordance with this proxy statement on any other business that may properly come before the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is August 3, 1999. On that date, there were 6,397,968 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

     The following table shows Common Stock ownership on July 1, 1999 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the Common Stock, (ii) each of the current or former executive officers named in the Summary Compensation Table below and (iii) all current executive officers and directors of the Company as a group:

                                                                     Approximate
                                                     Shares (1)          Percent
                                                     ----------      -----------
Tektronix, Inc.
  PO Box 1000
  Wilsonville, OR 97070                           1,692,000                26.5%

The TCW Group, Inc.
  865 South Figueroa Street
  Los Angeles, CA  90017                            609,400 (2)             9.5%

Becker Capital Management, Inc.
  1211 SW 5th Avenue
  Portland, OR  97204                               509,015 (3)             8.0%

Royce & Associates, Inc.
  1414 Avenue of the Americas
  New York, NY  10019                               330,200 (4)             5.2%

Deborah A. Coleman                                  416,968 (5)             6.5%
Mark R. Hollinger                                    38,207 (6)               *
Terri L. Timberman                                   45,043 (7)               *
Janie S. Brown                                       18,222 (8)               *
Joseph Reichbach                                     12,600                   *

All executive officers and directors
  as a group (9 people)                           2,295,940 (9)            36.0%

* Less than one percent

--------------

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2)  Based upon a Schedule 13G/A filed with the Securities and Exchange
     Commission on February 12, 1999 by The TCW Group, Inc., a parent holding company, and Robert Day, an individual who may be deemed to control the TCW
     Group, Inc. According to filings with the Nasdaq Stock Market, holdings have been reduced to 475,400 as of March 31, 1999.

(3) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999 by Becker Capital Management, Inc.

(4) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 8, 1999. Charles Royce may be deemed to beneficially own shares beneficially held by Royce & Associates, but disclaims such ownership.
     According to filings with the Nasdaq Stock Market ownership by Royce &
     Associates at June 30, 1999 increased to 404,100.

(5) Includes stock options for 283,750 shares that are currently exercisable or become exercisable before August 31, 1999.

(6) Includes stock options for 33,750 shares that are currently exercisable or become exercisable before August 31, 1999.

(7) Includes stock options for 37,500 shares that are currently exercisable or become exercisable before August 31, 1999.

(8) Includes stock options for 13,212 shares that are currently exercisable or become exercisable before August 31, 1999.

(9) Includes 1,692,000 shares held by Tektronix, Inc. as to which a director of the Company disclaims beneficial ownership. Also includes stock options for 443,212 shares held by executive officers and directors that are currently exercisable or become exercisable before August 31, 1999.

                            1. ELECTION OF DIRECTORS

     Seven directors will be elected at the annual meeting to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for director are listed below, together with certain information about each of them.

                                                                            Shares of Common
                                                                           Stock Beneficially
                                                                               Owned as of
                                                                            July 1 , 1999 (1)
                                                            Merix     -----------------------------
                                                         Director        Number         Approximate
Name, Principal Occupation and Directorships     Age        Since     of Shares (2)         Percent
--------------------------------------------     ---     --------     -------------     -----------
Deborah A. Coleman                               46        1994          416,968            6.5%
Chair of the Board of Directors and Chief
Executive Officer of the Company. Until May
1999 Ms. Coleman was also President. From
November 1992 to the inception of the
Company, Ms. Coleman served as Vice President
of Materials Operations of Tektronix and was
responsible for management of the operations
of the Circuit Board Division of Tektronix.
Prior to joining Tektronix, Ms. Coleman held
various positions at Apple Computer, Inc. for
11 years, most recently as Vice President of
Information Systems and Technology from April
1990 to October 1992. Previous positions at
Apple Computer included Chief Financial
Officer and Vice President of Worldwide
Manufacturing Operations. Ms. Coleman serves
on the Board of Directors of Synopsys Inc.
and Applied Materials, Inc.


Carlene M. Ellis                                 52        1994           40,000             *
Ms. Ellis has served as Vice President of
Education of Intel Corporation since January
1999. Ms. Ellis served as Corporate Vice
President and Director of the Information
Technology Group of Intel Corporation from
1992 to 1998 and was Intel's Director of
Human Resources from 1990 to 1992. She was
Vice President of its Administration Group
from 1989 to 1992.

                                        3

                                                                            Shares of Common
                                                                           Stock Beneficially
                                                                               Owned as of
                                                                            July 1 , 1999 (1)
                                                            Merix     -----------------------------
                                                         Director        Number         Approximate
Name, Principal Occupation and Directorships     Age        Since     of Shares (2)         Percent
--------------------------------------------     ---     --------     -------------     -----------
Mark R. Hollinger                                41        1999           38,207             *
President and Chief Operating Officer of the
Company. He was elected to the Board of
Directors in May 1999. Mr. Hollinger will
become Chief Executive Officer at the time of
the Merix Annual Shareholders' Meeting on
September 27, 1999. Mr. Hollinger joined
Merix in September 1997 as Senior Vice
President of Operations and became President
in May 1999. Prior to joining Merix, he spent
three years as Vice President of Operations
at Continental Circuits Corporation. His
experience also includes more than a decade
at IBM where he served in a variety of
positions including PCB Manufacturing
Superintendent.

William C. McCormick                             64        1997            7,000             *
Mr. McCormick has served as Chairman of
Precision Castparts Corporation since October
1994 and its Chief Executive Officer since
August 1991. From 1985 to 1997 he served as
President of Precision Castparts, and from
1985 to 1991 he served as Chief Operating
Officer.

Carl W. Neun                                     55        1994        1,693,000 (3)        26.5%
Mr. Neun has served as Senior Vice President
and Chief Financial Officer of Tektronix
since June 1995. From March 1993 to June 1995
he served as Vice President and Chief
Financial Officer of Tektronix. From
September 1987 to March 1993, Mr. Neun served
as Senior Vice President of Administration
and Chief Financial Officer of Conner
Peripherals, Inc. Mr. Neun serves on the
Board of Directors of Diamond Multimedia
Systems, Inc.

Dr. Koichi Nishimura                             60        1994           32,500             *
Dr. Nishimura has served as Chairman of the
Board of Solectron Corporation since
September 1996, Chief Executive Officer since
September 1992 and President since 1990. He
was Co-Chief Executive Officer from 1991 to
1992 and Chief Operating Officer of Solectron
from 1988 to 1991. He became a director of
Solectron in February 1991.

                                        4

                                                                            Shares of Common
                                                                           Stock Beneficially
                                                                               Owned as of
                                                                            July 1 , 1999 (1)
                                                            Merix     -----------------------------
                                                         Director        Number         Approximate
Name, Principal Occupation and Directorships     Age        Since     of Shares (2)         Percent
--------------------------------------------     ---     --------     -------------     -----------
Robert C. Strandberg                             42        1998            5,000             *
Mr. Strandberg has served as the President
and Chief Executive Officer of PSC, Inc.
since April 1997 and as Executive Vice
President from November 1996 until April
1997. Between 1991 and 1996, Mr. Strandberg
was Chairman of the Board of Directors,
President and Chief Executive Officer of
Datamax International Corporation. Mr.
Strandberg is also a director of Sawtek, Inc.

*   Less than one percent.

--------------

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2)  Includes stock options granted pursuant to the Company's 1994 Stock
     Incentive Plan, as amended, that are currently exercisable or become exercisable before August 31, 1999 as follows: Ms. Coleman - 283,750 shares; Ms. Ellis - 32,500 shares; Mr. Hollinger - 33,750 shares; Mr.
     McCormick - 5,000 shares; Dr. Nishimura - 32,500 shares; and Mr. Strandberg
     - 5,000 shares.

(3) Includes 1,692,000 shares held by Tektronix, Inc. Mr. Neun serves as director of the Company as the representative of Tektronix. In his capacity as an executive officer of Tektronix, he may be deemed to share with the board of directors of Tektronix voting and/or dispositive power with respect to such shares of Common Stock. Mr. Neun disclaims beneficial ownership of such shares.

     The Board of Directors met eight times during the fiscal year ended May 29, 1999. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees of which the director was a member. The only standing committees of the Board of Directors are the Audit and Finance Committee and the Human Resources and Compensation Committee. The Company does not have a Nominating Committee. Shareholders who wish to submit names for consideration as potential directors should do so in writing addressed to the Board of Directors, c/o Terri L. Timberman, Senior Vice President and Chief Administrative Officer, Merix Corporation, 1521 Poplar Lane, Forest Grove, Oregon 97116.

     The Audit and Finance Committee is comprised of Mr. Neun, Dr. Nishimura and Mr. McCormick , and met four times during the last fiscal year. The Audit and Finance Committee recommends the independent auditor of the Company for approval by the Board of Directors, reviews the planned scope and results of the annual audit, confers with the independent auditor, reviews the auditor's recommendations with respect to accounting, internal controls and other matters and makes other recommendations to the Board of Directors with respect to audit and finance matters.

     The Human Resources and Compensation Committee is comprised of Ms. Ellis and Mr. Strandberg, and met five times during the last fiscal year. The Human Resources and Compensation Committee makes recommendations to the Board of Directors on executive and director compensation plans, approves salaries for executive officers of the Company and administers compensation plans as authorized by the Board of Directors.

     Directors not affiliated with the Company or Tektronix receive an annual retainer of $6,000, a fee of $500 for attendance at each Board or committee meeting, an automatic option grant of 20,000 shares under the Company's 1994 Stock Incentive Plan at the time first elected or appointed to the Board of Directors, and annual automatic option grants thereafter of 5,000 shares. The options are 10-year options granted at the market price on the date of grant and vest in four equal installments beginning one year after the date of grant. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     The proxies will be voted with respect to the election of the nominee in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees. If for some unforeseen reason any of the nominees would not be available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

     The Board of Directors recommends a vote FOR the election of the nominees listed above. Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions are counted for purposes of determining whether a quorum exists at the annual meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth compensation information for the Chief Executive Officer and certain other current and former executive officers of the Company.

                                                                                 Long-Term
                                                                             Compensation Awards
                                                                      ----------------------------------
                                            Annual Compensation                              Securities
                           Fiscal        -------------------------    Restricted             Underlying          All Other
                             Year           Salary           Bonus    Stock Awards ($) (1)   Options (#)      Compensation (2)
                           ------        ---------       ---------    ----------------       -----------      ----------------
Deborah A. Coleman           1999        $  86,433 (3)   $ 119,700           $     --           160,000           $  5,158
(Chair and Chief             1998          271,278          21,301                 --            20,000              4,671
Executive Officer)           1997          276,302              --                 --            15,000              5,714

Mark R. Hollinger            1999          199,615          84,000                 --            75,000              7,044
(President and Chief         1998 (4)      138,846          85,584                 --            85,000              5,568 (5)
Operating Officer)

Terri L. Timberman           1999          143,308          55,251                 --            50,000              8,212
(Senior Vice President       1998          137,609           6,876                 --            10,000              4,335
and Chief Administrative     1997          131,981              --                 --            10,000              4,003
Officer)

Janie S. Brown               1999 (6)      127,732          34,901                 --            22,825 (7)          5,698
(Vice President and
Chief Financial Officer)

Joseph Reichbach             1999           98,992          12,713                 --            25,000             109,701 (8)
(Former Senior Vice          1998          200,000          66,839                 --            10,000              26,035 (9)
President, Sales             1997 (10)      61,538         120,781            285,000            75,000               3,069
and Marketing)

--------------

(1)  As of May 29, 1999, Mr. Reichbach held no unvested restricted stock.

(2)  Consists principally of amounts contributed by the Company under its 401(k)
     Plan unless otherwise indicated.

(3) Ms. Coleman voluntarily lowered her annual salary from $285,000 to Oregon's minimum wage for a period of one year beginning September 1, 1998.

(4) Mr. Hollinger became an executive officer in fiscal 1998. 1998 bonus amount includes payments made pursuant to his employment letter.

(5)  Includes $1,184 paid for relocation expenses.

(6)  Ms. Brown became an executive officer in fiscal 1999.

(7) Includes options for 12,825 shares, granted in exchange for the surrender of options for a greater number of shares.

(8)  Includes $108,259 paid pursuant to a settlement agreement.

(9)  Includes $19,407 paid for relocation expenses.

(10) Mr. Reichbach became an executive officer in February 1997. 1997 and 1998 bonus amounts include payments made pursuant to his employment letter.

Stock Option Grants in Last Fiscal Year

The following table provides information regarding stock options granted to certain current and former executive officers named in the Summary Compensation Table for fiscal 1999.

                                                 Individual Grants
                             ---------------------------------------------------------  Potential Realizable Value at
                              Number of       Percent of                                     Assumed Annual Rates
                                 Shares    Total Options                                of Stock Price Appreciation
                             Underlying       Granted to                                     for Option Term(2)
                                Options     Employees in   Exercise Price   Expiration  ----------------------------
        Name                 Granted (1)     Fiscal Year        per Share         Date       5%              10%
        ----                 ----------    -------------  ---------------  -----------  ------------    ------------
Deborah A. Coleman               40,000         5.0%          $ 9.9375       6/30/08     $ 249,986        $ 633,513
                                120,000        14.9%          $ 4.1875       9/1/08      $ 316,020        $ 800,856

Mark R. Hollinger                25,000         3.1%          $ 9.9375       6/30/08     $ 156,241        $ 395,945
                                 50,000         6.2%          $ 5.6250       3/25/04     $  77,704        $ 171,706

Terri L. Timberman               15,000         1.9%          $ 9.9375       6/30/08     $  93,745        $ 237,567
                                 35,000         4.3%          $ 5.6250       3/25/04     $  54,393        $ 120,194

Janie S. Brown                    1,125 (3)     0.1%          $ 9.9375       9/23/06     $   5,527        $  13,323
                                  5,400 (3)     0.7%          $ 9.9375       2/7/03      $  13,529        $  29,594
                                  1,800 (3)     0.2%          $ 9.9375       9/23/07     $  10,179        $  25,237
                                  4,500 (3)     0.6%          $ 9.9375       6/5/05      $  17,995        $  41,858
                                 10,000         1.2%          $ 6.1875       8/11/08     $  38,913        $  98,613

Joseph Reichbach                 25,000         3.1%          $ 9.9375       11/5/98 (4) $ 156,241        $ 395,945

--------------

(1) Under the terms of the option agreements with these executive officers, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Each of the options is subject to early termination in the event of termination of employment. Each option terminates 12 months after termination following death or disability and 90 days after termination for any other reason.
     These options either become exercisable in four equal annual installments beginning one year after the date of grant or they become exercisable in two equal annual installments beginning one year after the date of grant.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(3) Granted in exchange for the surrender of options for greater number of shares.

(4)  Mr. Reichbach's option was canceled upon his resignation in November 1998.

Fiscal Year-End Option Values

     The following table indicates the number of shares acquired upon exercise of options during the last fiscal year and the value realized, the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 29, 1999 and the value of exercisable and unexercisable "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at May 29, 1999.

                                                              Number of Securities             Value of Unexercised
                                                             Underlying Unexercised            In-the-Money Options
                                                           Options at May 30, 1998(#)         at May 30, 1998(1)($)
                       Shares Acquired         Value     -----------------------------    ----------------------------
                         on Exercise(#)   Realized($)    Exercisable     Unexercisable    Exercisable    Unexercisable
                       ---------------    ----------     -----------     -------------    -----------    -------------
Deborah A. Coleman                0             0            263,750           186,250         $    0        $ 217,500
Mark R. Hollinger                 0             0             21,250           138,750             --           18,750
Terri L. Timberman                0             0             30,000            65,000             --           13,125
Janie S. Brown                    0             0              7,087            15,738             --               --
Joseph Reichbach                  0             0                  0                 0             --               --

--------------

(1) Calculated based on the May 28, 1999 closing stock price of $6.00 per share.

Ten-Year Option Repricings

     The Company has never regranted options to executive officers. In June 1998 the Company offered to all employee option holders (other than executive officers) the opportunity to surrender options granted prior to June 30, 1998 with an exercise price of more than $9.9375 in exchange for new options for a lesser number of shares with an exercise price equal to the then current fair market value of $9.9375 per share. Option holders received a new option for ninety percent of the option shares surrendered. The new options retain the original vesting period and expiration date. One such employee later became an executive officer of the Company. The following table provides information relating to a regrant to this executive officer as well as information about 1997 regrants to two former employees who also received replacement options prior to becoming executive officers that year. The options listed below that were repriced on 2/7/97 were cancelled when the executives terminated employment with the Company.

                                                                                            Length of
                                 Number of         Market                                    Original
                                Securities       Price of       Exercise                  Option Term
                                Underlying       Stock at       Price at           New      Remaining
                                   Options        Time of        Time of      Exercise     at Date of
      Name              Date      Repriced      Repricing      Repricing         Price      Repricing
----------------   ---------   -----------   ------------   ------------   -----------   ------------
Charles W. Payne     2/07/97         1,000       $ 19.75       $ 31.375       $ 19.75      8.67 years
Charles W. Payne     2/07/97         2,400       $ 19.75       $ 24.50        $ 19.75      8.31 years
Mark Hynes           2/07/97        25,000       $ 19.75       $ 37.75        $ 19.75      8.74 years
Janie S. Brown       6/30/98         4,500       $ 9.9375      $ 23.625       $ 9.9375     6.93 years
Janie S. Brown       6/30/98         1,125       $ 9.9375      $ 18.6875      $ 9.9375     8.23 years
Janie S. Brown       6/30/98         5,400       $ 9.9375      $ 19.75        $ 9.9375     4.61 years
Janie S. Brown       6/30/98         1,800       $ 9.9375      $ 17.875       $ 9.9375     9.23 years

Severance and Change of Control Agreements

     The Company has entered into Executive Severance Agreements with Ms. Coleman, Ms. Timberman, Mr. Hollinger, and Ms. Brown pursuant to which the Company has agreed to provide each executive severance benefits upon the Company's termination of employment without cause. "Cause" is generally defined as (a) the willful and continued failure to perform substantially the executive's reasonably assigned duties (except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been made and the manner of nonperformance has been specifically identified or
(b) the willful engaging in illegal conduct materially injurious to the Company. Termination of employment does not include assignment to the executive of different responsibilities consistent with the executive's area of professional expertise, except in the case of Ms. Coleman, with respect to whom termination of employment would include her removal as Chief Executive Officer of the Company. In the event of a termination of employment without cause, Ms. Coleman would receive a lump sum payment equal to twice her annual base pay and each of the other executives would receive a lump sum payment equal to his or her annual base pay, and each executive would also be entitled to a portion of the benefits under any incentive plan in which the executive participates and certain heath insurance and out placement benefits. In the event that an executive is terminated within 24 months following a change of control of the Company (as defined in the agreement), the executive would receive, in addition to such benefits, an additional cash payment so that the total amount equaled two times his or her annual base pay, an additional portion of his or her targeted cash bonus, accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period, and certain life insurance benefits. However, such benefits will not be payable if termination is due to death or voluntary action of the employee other than for good reason (as defined in the agreement), or by the Company for cause or permanent disability. Payment of the benefits following a change of control is conditioned on the executive's agreement to continue his or her employment with the Company or the surviving company (if so requested) for a period up to six months following a change of control.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Human Resources and Compensation Committee

     The Human Resources and Compensation Committee of the Board of Directors (the "Committee") consists of two outside directors. Pursuant to authority delegated by the Board of Directors, the Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is also responsible for reviewing and approving executive compensation programs and administering the Company's stock incentive and executive compensation plans. The Committee also provides advice on a broad range of human resources issues including best practices in the areas of benefits, staffing, succession planning and general compensation.

Compensation Policy

     The Board of Directors and the Committee believe that the Company's total executive compensation programs should be related to corporate performance. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results. The primary objective of the executive compensation program is to:

o    Attract and retain talented executives;

o Motivate executives to achieve long term business strategies while achieving near term financial targets; and

o    Align executive performance with Merix's strategic and tactical goals.

     The Company has base pay and annual incentive compensation programs for its executive officers, as well as a 401(k) plan. These programs are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The Company targets the 50th percentile for base pay and 65-70th percentile for total compensation. The Committee uses comparative information from a group of companies in the electronics industry for establishing executive compensation, general compensation structures and Company performance goals.

Base Salaries

     Base salaries for the Chief Executive Officer and other executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives. This includes a comparison of base salary and total compensation for comparable positions at other companies.

     Annual salary adjustments are considered and determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes.

Management Incentive Plan

     The Company's executive officers participate in the Company's Management Incentive Plan, an annual cash incentive compensation plan. Company performance objectives are established and approved by the Board of Directors at the beginning of the fiscal year. Performance measures have established quarterly targets that determine the amount of cash payment under the plan. The Company's performance objectives for the fiscal year are specified each year and reviewed by the full Board of Directors.

     The Management Incentive Plan for fiscal 1999 provided for quarterly bonuses based on operating profit and a fiscal year end bonus based on individual performance on specified critical operating tasks. Each participant was assigned a leverage percentage, which represented the percent of base salary that would be received under the plan if the plan criterion was met, and the leverage percentages ranged from 15% to 70%. The Company's operating profit for fiscal 1999 did not meet the predetermined quarterly plan levels except for the third fiscal quarter. The Chief Executive Officer and other senior officers received quarterly bonuses under this plan in the third fiscal quarter (one-fifth of targeted annual incentive). The Chief Executive Officer and other senior officers were awarded fiscal year end bonuses for performance on critical operating metrics (Quality, Technology Leadership, Customer Satisfaction and Asset Utilization). In total the Chief Executive Officer and Company's executive officers received between 60% and 78% of their targeted FY 1999 bonus.

Stock Options

     All employees of the Company, including executive officers, are eligible to participate in the Company's 1994 Stock Incentive Plan. All option grants are approved by the Committee. Guidelines for the number of options granted have been established and are reviewed periodically to ensure competitiveness. Actual grants are based on individual performance and contribution to the Company's strategic success. The Stock Incentive Plan supports the linkage between executives, employees and other shareholders to the long term business strategies. Option and restricted stock grants made to executive officers for fiscal 1997, 1998 and 1999 are reflected in the Summary Compensation Table. In 1998 the Committee approved offering to all employee option holders, other than executive officers, the opportunity to surrender options granted prior to June 30, 1998 with an exercise price greater than $9.9375 in exchange for new options for a lesser number of shares with an exercise price equal to the then current market value of $9.9375 per share. (One employee later became an executive officer of the Company.) Option holders received a new option for ninety percent of the option shares surrendered. The Committee concluded that, with the decline in the market price of the stock, the options no longer provided a significant incentive to key employees and that the options were no longer serving the purposes intended. The new options retained the original vesting period and expiration date.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The Company anticipates that the levels of salary and bonus to be paid by the Company will not generally exceed that limit. Under the 162(m) regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of nonqualified stock options that meet certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. The Company's current policy is generally to grant options that meet the requirements of the proposed regulations.

          Human Resources and Compensation Committee Report Submitted By:
               Carlene M. Ellis, Chair
               Robert C. Strandberg

Compensation Committee Interlocks and Insider Participation

     The Human Resources and Compensation Committee is comprised of Carlene M. Ellis and Robert C. Strandberg, non-employee directors of the Company.


Performance Graph

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the Company's industry over the period indicated, assuming the investment of $100 on May 25, 1994, the date of the Company's initial public offering, and reinvestment of any dividends. In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of each annual measurement date set forth on the graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            Total Shareholder Return

[Graphic line chart depicting total shareholder return omitted.]

                   5/25/1994   5/26/1995   5/24/1996   5/30/1997   5/29/1998   5/28/1999
                   =====================================================================
MERIX CORP           $ 100.0     $ 248.7     $ 315.4     $ 166.7     $ 119.2     $  61.5
NASDAQ INDEX         $ 100.0     $ 119.0     $ 173.0     $ 194.9     $ 246.9     $ 347.5
PEER GROUP           $ 100.0     $ 226.5     $ 339.6     $ 594.8     $ 440.3     $ 372.0

(1)  The selected peer group consists of ADFlex Solutions, Inc., Hadco
     Corporation, M-Wave, Inc., Parlex Corporation, Praegitzer Industries, Inc.
     and Sheldahl, Inc. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to that of the Company and their market capitalization relative to that of the Company.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company was formed in March 1994 to succeed to the business conducted by the Circuit Board Division of Tektronix. Pursuant to an Asset Transfer Agreement dated as of May 31, 1994 (the "Asset Transfer Agreement"), all of the business of the Circuit Board Division of Tektronix was transferred to the Company immediately prior to the consummation of the Company's initial public offering. Tektronix transferred to the Company all of the assets used exclusively in the Division's business and approximately $17.5 million in cash in exchange for 6,000,000 shares of Common Stock and a note in the principal amount of $10 million (the "Note"). The Note bears interest at the rate of 7.5% per annum and was initially payable over five years. The Company granted Tektronix a security interest in the Company's real property (including improvements) to secure repayment of the Note pursuant to a Trust Deed. In 1999 the Note was amended to provide for payment of accrued interest only in May 1999, in the amount of $171,920, and payment in each of June 2000 and 2001 of $1,149,280 in principal plus accrued interest.

     The Asset Transfer Agreement provides that the Company will use all reasonable efforts to nominate and maintain as members of its Board of Directors two individuals designated by Tektronix and three additional independent individuals, so long as Tektronix holds at least 25% of the outstanding shares of the Company's Common Stock. If the Company increases the size of its Board of Directors beyond seven while this covenant is in effect, Tektronix is entitled to designate such number of directors as represents two-sevenths of the total number of directors. Mr. Neun has been nominated pursuant to the agreement.

     Tektronix is a significant customer of the Company. During the last fiscal year net sales by the Company to Tektronix were $15,720,000. In addition, the Company and Tektronix were parties to Waste Management and Services Agreements covering certain environmental matters. During the last fiscal year, the Company paid $90,000 to Tektronix pursuant to these agreements.


                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the year ended May 29, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     On August 5, 1999, with the recommendation of the Audit Committee and approval of the Board of Directors, the Company dismissed Deloitte & Touche LLP as its independent auditors. Deloitte & Touche's reports on the Company's financial statements for the last two years did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's last two fiscal years and during the current year, through August 5, 1999, there have not been any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The Company has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the fiscal year ended May 29, 1999.


                                 OTHER MATTERS

Shareholder Proposals to be Included in the Company's Proxy Statement

     A shareholder proposal to be considered for inclusion in proxy materials for the Company's 2000 annual meeting must be received by the Company not later than April 20, 2000.

Shareholder Proposals Not in the Company's Proxy Statement

     Shareholders wishing to present proposals for action at this annual meeting or at another shareholders' meeting must do so in accordance with the Company's Bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that business was not properly brought before the meeting in accordance with the Company's Bylaws. If such officer does so, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For the purposes of the Company's 2000 annual meeting, such notice, to be timely, must be received by the Company between June 30, 2000 and July 30, 2000.

Shareholder Nominations for Director

     Shareholders wishing to directly nominate candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company's Bylaws by giving timely notice in writing to the Secretary as defined above. The notice shall set forth (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the class and number of shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the Bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the tenth day following the day on which the notice of the special meeting was mailed. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Bylaws. If such officer does so, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Other Business

     The Board of Directors does not intend to present any business for action of the shareholders at the annual meeting except the matters referred to in this proxy statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment on such matters.

     Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it promptly in the enclosed stamped return envelope.

                                       By Order of the Board of Directors



                                       Deborah A. Coleman
                                       Chair and Chief Executive Officer

August 18, 1999

                                MERIX CORPORATION
P
R
O             Proxy Solicited on Behalf of the Board of Directors of
X              the Company for the Annual Meeting September 27, 1999
Y

The undersigned hereby appoints Deborah A. Coleman, Carlene M. Ellis and William
C. McCormick, and each of them, proxies with full power of substitution, to vote in behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation on September 27, 1999, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted for the directors. The proxies may vote in their discretion as to other matters that may come before the meeting.

1.  Election of Directors, Nominees:                      (change of address/comments)
    Deborah A. Coleman, Carlene M. Ellis,                 ----------------------------------------
    Mark R. Hollinger, William C. McCormick,
    Carl W. Neun, Dr. Koichi Nishimura,                   ----------------------------------------
    Robert C. Strandberg.
                                                          ----------------------------------------

                                                          ----------------------------------------

The shares represented by this proxy will be              ----------------------------------------
voted in accordance with instructions, if given.          (If you have written in the above space,
If no instructions are given, they will be voted           please mark the corresponding box on
for the directors.                                         the reverse side of this card)


                                                                                           -------
             (The Board of Directors recommends a vote FOR Item 1.)                          SEE
                  PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY                            REVERSE
                                                                                           -------

Please mark your       -----
votes as in this       | X |
example.               -----

1.   Election of Directors

     FOR         WITHHELD
     [  ]          [  ]

For, except vote withheld from the following nominee(s):

                                       To facilitate meeting                [  ]
                                       arrangements, please check
                                       here if you plan to attend
                                       the meeting in person.

                                       Please check here if you             [  ]
                                       have a change of address or
                                       comments on the reverse side.

SIGNATURE(S)________________________________________________ DATE ___________
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. Please mark, date, sign and return proxy card promptly. Receipt is acknowledged of the notice and proxy statement relating to this meeting.